SHARE PURCHASE ORDER

     (For assistance in filling out this form, please see the reverse side)

To:  CoffeeAM.com, Inc., 3588 Pierce Drive, Chamblee, Georgia 30341:

Please deposit into "SouthTrust Bank, N.A., Escrow Acct No. ________________ " the attached payment. Upon release of the escrow condition, issue shares of CoffeeAM.com, Inc. common stock in the amount(s) and name(s) shown below. My signature acknowledges that I have received the Prospectus by which the shares are offered and that I am purchasing these shares for investment.

Signature: ______________________                  ____________________
                                                            Date

Enclosed is payment for _____ (minimum 50) shares, at $7.00 per share, totaling $______________.

PLEASE MAKE CHECK PAYABLE TO: SouthTrust Bank, N.A. Escrow Account No. ________ 79 West Paces Ferry Road, N.W., Atlanta, Georgia 30305

VISA __ MASTERCARD __ AMERICAN EXPRESS __

Number:______________________ Expiration   Date:______   Signature:_____________

     The only role of SouthTrust Bank, N.A. (the "Bank") in this offering is that of Escrow Agent. The Bank has not reviewed the Prospectus or any of the offering materials. It makes no representation at all about the nature of this offering or whether it complies with any legal requirements. The Bank does not represent the interests of investors. Its duties are limited to those in the Escrow Agreement. You may get a copy of that Agreement from CoffeeAM.com, Inc.

Register the shares in the following name(s) and amount(s):

           Name(s) ______________________         Number of shares __________

As (check one):

         Individual _____         Joint Tenants _______   Trust ______

         Tenants in Common _____  Corporation _____       Custodial (UGMA)  _____      Other ____


For the person(s) who will be registered shareowner(s):

         Mailing Address: _____________________________________________________

         City, State & Zip Code: ______________________________________________

         Telephone Number:   Business:  (    )       Home:  (    )
                            ---------------------------------------------------

         Social Security or Taxpayer ID Number:_________________________________

(Please attach any special mailing instructions other than shown above)

NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE

(You will be mailed a signed copy of this agreement to retain for your records.)

Subscription accepted by CoffeeAM.com, Inc. and its representative:

-------------------------------------                ---------------------------
Brian J. Lunsford, President                                   Date

                                                                    Exhibit 99.1

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


                    How to Complete the Share Purchase Order

How can I purchase shares? Personal check, bank check, money order or credit card are all acceptable.

Who should sign it? The person who is making the decision to buy shares. This may be different from the persons in whose names the shares are being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this Share Purchase Order or the name(s) in which the shares are to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? Yes, you can either squeeze in the other names and numbers of shares, or put "see attached" next to "Name(s)" on the form and put the names and number of shares on another sheet.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If Jane Doe wants some other legal arrangement, such as holding the shares until Minor Doe is older than 18, she would have to create a trust agreement, using a lawyer or a do-it-yourself guide. She would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated [month,date,year.]"

CanI buy shares for an IRA or other retirement account? If the trust agreement permits it--that's between you and the trustee. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may be able to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "[name of trustee company], trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants: Two or more persons jointly own the shares. If one person passes away, all of the shares are transferred to the surviving person(s).

Tenants In Common: Two or more persons jointly own the shares. If one person passes away, half (or whatever individual fraction) automatically goes to the deceased's estate and not to the surviving person(s).

Trust: If you have established a trust for yourself, family or children. Please be sure to include exact name of the trust and the trust's taxpayer ID number.

Custodial: Usually established for a minor, so that an adult can maintain control/voting rights of the stock until the minor becomes of legal age (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:   1) Partnership - Make sure to list Tax ID #
         2) IRA (Keogh, SEP or other retirement plan): Make sure your IRA allows for investments of this kind, check with your plan administrator. Registration for all IRA's should read as follows: [Trustee or name of Plan] as Trustee for Jane Doe IRA Account # _________.


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